UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2013

Commission File Number: 1-14222

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	22-3410353
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

240 Route 10 West

Whippany, New Jersey 07981

(973) 887-5300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following information, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On February 7, 2013, Suburban Propane Partners, L.P. issued a press release (the “Press Release”) describing its Fiscal 2013 First Quarter Financial Results. A copy of the Press Release has been furnished as Exhibit 99.1 to this Current Report.

Within the Press Release, we reference earnings before interest, income taxes, depreciation and amortization (“EBITDA”) which is considered a non-GAAP financial measure. Additionally, we discuss EBITDA excluding the impact of unrealized (non-cash) gains or losses attributable to mark-to-market activity on derivative instruments and other items (“Adjusted EBITDA”). Our calculations of EBITDA and Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net cash provided by operating activities is presented in the Press Release furnished as Exhibit 99.1 to this Current Report.

We provide these non-GAAP financial measures because we believe that they assist the investment community in properly assessing our liquidity on a year-over-year basis. In addition, we believe that these non-GAAP financial measures provide useful information to investors and industry analysts that facilitates the comparison of cash flows between periods for purposes of evaluating our ability to meet our debt service obligations and to pay quarterly distributions.

We also reference gross margins, computed as revenues less cost of products sold as those amounts are reported on the consolidated financial statements. Since cost of products sold does not include depreciation and amortization expense, the gross margin we reference is considered a non-GAAP financial measure. Given the nature of our business, the level of profitability in the retail propane, fuel oil, and natural gas and electricity businesses is largely dependent on the difference between retail sales price and product cost. Therefore, we discuss gross margins in order to provide investors and industry analysts with useful information to facilitate their understanding of the impact of the commodity prices on profitability.

Additionally, we also reference variances, in certain metrics, of actual results for the first quarter of fiscal 2013 compared to unaudited prior year first quarter comparable metrics prepared on a pro forma combined basis as if the acquisition of Inergy Propane had occurred at the beginning of fiscal 2012. We discuss these metrics in order to provide investors and analysts with information that provides additional context about year over year results variances. The metrics referenced were as follows:

•	retail propane volumes sold in the first quarter of fiscal 2013 were 5.5 million gallons, or 3.5%, lower than the prior year first quarter on a pro forma combined basis.

•	fuel oil and refined fuels volumes sold in the first quarter of fiscal 2013 were 0.7 million gallons, or 4.3%, lower than the prior year first quarter on a pro forma combined basis.

•	operating and general administrative expenses in the first quarter of fiscal 2013 were approximately 10% lower than the prior year first quarter on a pro forma combined basis.

•	Adjusted EBITDA for the first quarter of fiscal 2013 was approximately $31.0 million, or 37.0%, higher than the prior year first quarter on a pro forma combined basis.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

99.1	Press Release of Suburban Propane Partners, L.P. dated February 7, 2013, describing the Fiscal 2013 First Quarter Financial Results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 7, 2013	SUBURBAN PROPANE PARTNERS, L.P.

	By:	/s/ MICHAEL A. STIVALA
Name: Michael A. Stivala Title: Chief Financial Officer

EXHIBITS

Exhibit No.	Exhibit

99.1	Press Release of Suburban Propane Partners, L.P. dated February 7, 2013, describing the Fiscal 2013 First Quarter Financial Results.